Viad Corp Reports 2015 First Quarter Results in Line with Guidance

M&E U.S. Base Same-Show Revenue up 7.4%

T&R Organic Revenue up 6.7%

Recent Acquisitions Delivered as Expected

PHOENIX, April 30, 2015 /PRNewswire/ -- Viad Corp (NYSE:VVI) today announced in line results for the 2015 first quarter. The decline in year-over-year results was due to negative show rotation and unfavorable exchange rate variances, which were partially offset by strong performance of the underlying businesses.

	Q1 2015	Q1 2014	Change
	$ in millions, except per share data
Revenue	$ 264.4	$ 285.6	-7.4%
Organic Revenue(1)	257.9	285.6	-9.7%

Segment Operating (Loss) Income	$ (1.1)	$ 13.4	**
Adjusted Segment Operating (Loss) Income(1)	(0.7)	13.4	**
Adjusted Segment EBITDA(1)	7.9	20.1	-60.5%

(Loss) Income from Continuing Operations	$ (1.9)	$ 9.3	**
(Loss) Income Before Other Items(1)	(2.4)	7.4	**

(Loss) Income from Continuing Operations per Diluted Share	$ (0.10)	$ 0.46	**
(Loss) Income Before Other Items per Diluted Share(1)	(0.12)	0.36	**

(1) A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Table Two of this press release.
** Change is greater than +/- 100 basis points.
  Revenue for the first quarter of 2015 decreased 7.4% year-over-year, or 9.7% ($27.8 million) on an organic basis (which excludes the impact of acquisitions and exchange rate variances), driven by negative show rotation revenue of approximately $40 million.
    U.S. Base Same-Show revenue for the Marketing & Events Group (M&E) increased 7.4%.
    Travel & Recreation Group (T&R) organic revenue increased 6.7%.
  The decline in segment operating results, income from continuing operations and income before other items primarily reflect lower revenue.

Steve Moster, president and chief executive officer, said, "Both business groups delivered steady progress toward our financial goals for 2015. Results for the quarter were in line with guidance and the underlying businesses performed well, with continued same-show growth in M&E and organic growth in T&R. Additionally, our recent acquisitions are meeting expectations and resulting in new business wins. As we continue to improve the fundamentals of our businesses through our strategic initiatives and operational efficiencies, we are well positioned to deliver enhanced shareholder value and significant growth in 2016 and beyond."

M&E (or GES) Results

	Q1 2015	Q1 2014	Change
	$ in millions
Revenue	$ 256.9	$ 277.8	-7.5%
U.S. Organic Revenue(1)	185.6	221.4	-16.2%
International Organic Revenue(1)	65.2	58.7	11.0%

Segment Operating Income	$ 3.7	$ 18.2	-79.7%
Adjusted Segment Operating Income(1)	4.1	18.2	-77.5%
Adjusted Segment Operating Margin(1)	1.6%	6.5%	(490) bps

Adjusted Segment EBITDA(1)	$ 11.1	$ 23.4	-52.6%
Adjusted Segment EBITDA Margin(1)	4.3%	8.4%	(410) bps

Key Performance Indicators:
U.S. Base Same-Show Revenue Growth(2)		7.4%
U.S. Show Rotation Revenue Change(3)		$(42) approx.
International Show Rotation Revenue Change(3)		$2 approx.

(1) A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Table Two of this press release.

(2)  Base same-shows are defined as shows produced by GES out of the same city during the same quarter in both the current year and prior year.  Base same-shows represented 56% of GES' U.S. organic revenue during the 2015 first quarter.

(3) Show rotation refers to shows that take place once every two, three or four years, as well as annual shows that change quarters from one year to the next.
  Total M&E revenue decreased 7.5% year-over-year.  On an organic basis (which excludes the impact of acquisitions and exchange rate variances), the decrease was 10.2% ($28.3 million) driven by negative show rotation revenue of approximately $40 million.
    U.S. organic revenue decreased 16.2% ($35.8 million) driven by negative show rotation revenue of approximately $42 million, partially offset by base same-show revenue growth of 7.4%.
    International organic revenue increased 11.0% ($6.4 million) driven by positive show rotation revenue of approximately $2 million, same-show growth and new business wins.
  Total M&E segment operating income decreased $14.5 million, or $15.3 million on an organic basis.
    U.S. organic segment operating income decreased $14.6 million, primarily reflecting lower revenue due to show rotation.
    International organic segment operating income decreased $0.7 million, primarily reflecting higher staffing levels to support growth and a less profitable mix of revenue during the quarter.
  The acquisitions of Blitz Communications (September 2014), onPeak (October 2014) and N200 (November 2014) contributed revenue of $14.1 million, adjusted segment operating income of $1.4 million (10.0% margin) and adjusted segment EBITDA of $4.0 million (28.1% margin) during the 2015 first quarter.

Moster said, "GES experienced strong same-show revenue growth during the quarter and delivered better than expected revenue with operating income near the high end of our guidance range. Overhead expenses were a bit higher than expected during the quarter mainly due to timing of certain expenses, which we expect to normalize over the balance of the year. Our recent acquisitions, Blitz, onPeak and N200, met our expectations for the quarter and we're making good progress with integration and cross-selling. Overall, I'm very pleased with GES' progress so far this year and believe we are on track to meet our full year targets."

T&R Results

	Q1 2015	Q1 2014	Change
	$ in millions
Revenue	$ 7.5	$ 7.8	-4.5%
Organic Revenue(1)	8.3	7.8	6.7%

Segment Operating Loss	$ (4.8)	$ (4.8)	-
Segment Operating Margin	-64.4%	-61.5%	(290) bps

Adjusted Segment EBITDA(1)	$ (3.2)	$ (3.3)	-4.7%
Adjusted Segment EBITDA Margin(1)	-42.3%	-42.4%	10 bps

Key Performance Indicators:
Same-Store RevPAR(2)	$42	$44	-4.5%
Same-Store Room Nights Available(2)	39,690	39,600	0.2%
Same-Store Passengers(3)	47,775	36,883	29.5%
Same-Store Revenue per Passenger(3)	$39	$36	8.3%

(1) A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Table Two of this press release.

(2)  Same-store RevPAR is calculated as total rooms revenue divided by the total number of room nights available for all comparable T&R properties during the periods presented, expressed on a constant currency basis.  Comparable properties are defined as those owned by Viad for the entirety of both periods.

(3)  Same-store revenue per passenger is calculated as total attractions revenue divided by the total number of passengers for all comparable T&R attractions, expressed on a constant currency basis.  Comparable attractions are defined as those owned by Viad for the entirety of both periods.

  T&R revenue decreased 4.5% due to unfavorable exchange rate variances.  On an organic basis (which excludes the impact of acquisitions and exchange rate variances), revenue increased 6.7% ($0.5 million) driven primarily by stronger attractions revenue.
  T&R segment operating loss was unchanged from the prior year quarter.

Moster said, "The T&R Group performed in line with our expectations for its seasonally slow first quarter. Unseasonably warm weather helped boost passenger counts at our Banff Gondola attraction, but resulted in a weak ski season that affected occupancy and RevPAR at Grouse Mountain Lodge. Rooms revenue was also down at the Banff International Hotel due to planned renovation activity that we undertook during the off-season. Our other Banff property, the Mount Royal Hotel, saw solid growth in RevPAR and occupancy. We're looking forward to a strong peak season for T&R."

Cash Flow / Capital Structure

  Cash generated from operations was $18.0 million in the 2015 first quarter.
  Capital expenditures for the quarter totaled $5.3 million, comprising $3.0 million for M&E and $2.3 million for T&R.
  Return of capital during the quarter totaled $5.8 million, comprising $2.0 million in dividends ($0.10 per share) and $3.8 million in share repurchases (141,462 shares).  The Company had 440,540 shares remaining under the current repurchase authorization at March 31, 2015.
  Debt payments (net) totaled $3.3 million (including $3.1 million of quarterly term loan payments).
  Cash and cash equivalents were $57.9 million, debt was $137.8 million and the debt-to-capital ratio was 29.9% at March 31, 2015.

Business Outlook

Guidance provided by Viad is subject to change as a variety of factors can affect actual results. Those factors are identified in the safe harbor language at the end of this press release.

2015 Full Year Guidance

  Consolidated revenue is expected to be comparable to 2014 full year revenue, despite negative show rotation of approximately $70 million and unfavorable currency translation of approximately $45 million.
  Consolidated adjusted segment EBITDA is expected to be in the range of $89 million to $93 million, as compared to $91.3 million in 2014.
  The outlook for Viad's business units is as follows:
	M&E	T&R
$ in millions
Revenue	Comparable to 2014 ($944.5)	Comparable to 2014 ($120.5)
Operating Margin	2.4% to 2.7%	Comparable to 2014 (23.3%)
Adjusted Operating Margin	2.6% to 2.9%	Comparable to 2014 (23.3%)
D&A	$29 to $30	$8 to $9
Adjusted Segment EBITDA Margin	5.7% to 5.9% (vs. 5.8% in 2014)	Comparable to 2014 (30.2%)
Capital Expenditures	$17 to $19	$11 to $13
    M&E show rotation is expected to have a net negative impact on full year revenue of approximately $70 million versus 2014.  Show rotation refers to shows that occur less frequently than annually, as well as annual shows that shift quarters from one year to the next.
	Q1 Actual	Q2 Est.	Q3 Est.	Q4 Est.	FY Est.
Show Rotation Revenue (in millions)	$(40)	$15	$(50)	$5	$(70)
    M&E base same-show revenue is expected to increase at a mid-single digit rate in the U.S.
    The M&E acquisitions of onPeak, Blitz Communications and N200 are expected to provide incremental revenue of $45 million to $50 million and incremental adjusted segment EBITDA of $13 million to $14 million versus 2014.  Integration costs, which are not included in adjusted segment EBITDA, are expected to approximate $1.5 million.
  Exchange rates are assumed to approximate $0.78 U.S. Dollars per Canadian Dollar and $1.48 U.S. Dollars per British Pound during the remainder of 2015.  Exchange rate variances are expected to impact 2015 results as follows:
	Viad Total	M&E	T&R
$ in millions, except per share amounts
Revenue	$ (45)	$ (31)	$ (14)
Adjusted Segment Operating Income	$ (6)	$ (1.5)	$ (4.5)
Income per Share	$(0.22)
  Corporate activities expense is expected to be in the range of $9.5 million to $10.5 million (including shareholder nomination and settlement agreement costs and acquisition transaction-related costs that were incurred during the first quarter).
  Interest expense is expected to increase versus 2014 by approximately $0.10 per share due to increased debt resulting from acquisitions completed during the second half of 2014.
  The effective tax rate on income before other items is assumed to approximate 30% to 31%.

2015 Second Quarter Guidance

		2015 Guidance
	2014	Low End	High End		FX Impact(2)
	$ in millions, except per share amounts
Revenue:
M&E	$226.6	$262.0	to	$272.0	$(12)
T&R	29.8	28.0	to	32.0	(4)
Adjusted Segment Operating Income:
M&E	$9.0	$22.0	to	$24.5	$(1)
T&R	5.1	4.0	to	5.5	(2.5)

Income per Share Before Other Items(1)	$0.45	$0.78	to	$0.88	$(0.09)

(1) A reconciliation of 2014 second quarter Income per Share Before Other Items was provided in Table Two of Viad's earnings press release dated July 25, 2014.
(2) FX Impact represents the expected effect of year-over-year changes in exchange rates that is incorporated in the low end and high end guidance ranges presented.
  The strong growth in M&E is expected to be driven by the 2014 acquisitions of onPeak, Blitz Communications and N200, positive show rotation, new business wins and same-show growth, partially offset by unfavorable exchange rate variances.  The 2014 acquisitions are expected to contribute approximately $20 million to $22 million in revenue and $5.5 million to $6 million in adjusted segment operating income during the second quarter.
  Excluding unfavorable exchange rate variances, T&R revenue and operating income are expected to be stronger than the prior year quarter, reflecting continued organic growth.

Conference Call and Web Cast

Viad Corp will hold a conference call with investors and analysts for a review of first quarter 2015 results on Thursday, April 30, 2015 at 4:30 p.m. (ET). To join the live conference, call (800) 857-4380, passcode "Viad," or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time at (800) 839-3140 (no passcode required) or visit the Viad Web site and link to a replay of the webcast.

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists and affiliates, and its Travel & Recreation Group, composed of Brewster, Glacier Park, Inc. and Alaska Denali Travel. For more information, visit the company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

VIAD CORP AND SUBSIDIARIES
TABLE ONE - QUARTERLY RESULTS
(UNAUDITED)

	Three months ended March 31,
(in millions, except per share data)	2015	2014	$ Change	% Change
Revenue:
Marketing & Events Group:
U.S.	$ 192.9	$ 221.4	$ (28.5)	-12.9%
International	65.2	58.7	6.5	11.1%
Intersegment eliminations	(1.3)	(2.3)	1.0	45.4%
Total Marketing & Events Group	256.9	277.8	(20.9)	-7.5%
Travel & Recreation Group	7.5	7.8	(0.4)	-4.5%
Total revenue	$ 264.4	$ 285.6	$ (21.2)	-7.4%

Segment operating income (loss):
Marketing & Events Group:
U.S.	$ 2.6	$ 15.9	$ (13.2)	-83.4%
International	1.0	2.3	(1.3)	-54.9%
Total Marketing & Events Group	3.7	18.2	(14.5)	-79.7%
Travel & Recreation Group	(4.8)	(4.8)	-	0.0%
Segment operating income (loss)	(1.1)	13.4	(14.5)	**
Corporate activities (Note A)	(2.8)	(2.0)	(0.8)	-37.8%
Restructuring charges	(0.2)	(0.2)	(0.0)	-2.4%
Net interest expense	(1.1)	(0.2)	(0.9)	**
Income (loss) from continuing operations before
income taxes	(5.2)	10.9	(16.1)	**
Income tax benefit (expense) (Note B)	3.3	(1.7)	5.0	**
Income (loss) from continuing operations	(2.0)	9.2	(11.2)	**
Income (loss) from discontinued operations (Note C)	(0.1)	15.2	(15.4)	**
Net income (loss)	(2.1)	24.4	(26.5)	**
Net (income) loss attributable to noncontrolling interest	0.1	(2.5)	2.6	**
Net income (loss) attributable to Viad	$ (2.1)	$ 21.9	$ (23.9)	**

Amounts Attributable to Viad Common Stockholders:
Income (loss) from continuing operations	$ (1.9)	$ 9.3	$ (11.2)	**
Income (loss) from discontinued operations	(0.1)	12.6	(12.7)	**
Net income (loss)	$ (2.1)	$ 21.9	$ (23.9)	**

Diluted income per common share:
Income (loss) from continuing operations
attributable to Viad common shareholders	$ (0.10)	$ 0.46	$ (0.56)	**
Income (loss) from discontinued operations
attributable to Viad common shareholders	-	0.62	(0.62)	**
Net income (loss) attributable to Viad common
shareholders	$ (0.10)	$ 1.08	$ (1.18)	**

Basic income per common share:
Income (loss) from continuing operations
attributable to Viad common shareholders	$ (0.10)	$ 0.46	$ (0.56)	**
Income (loss) from discontinued operations
attributable to Viad common shareholders	-	0.62	(0.62)	**
Net income (loss) attributable to Viad common
shareholders (Note D)	$ (0.10)	$ 1.08	$ (1.18)	**

Common shares treated as outstanding for
Income (loss) per share calculations:
Weighted-average outstanding common shares	19.7	19.9	(0.2)	-1.1%

Weighted-average outstanding and potentially
dilutive common shares	19.7	20.3	(0.6)	-2.9%

** Change is greater than +/- 100 percent
Note - Certain amounts above may not foot due to rounding.

VIAD CORP AND SUBSIDIARIES
TABLE ONE - NOTES TO QUARTERLY RESULTS
(UNAUDITED)

(A)

Corporate Activities — The increase in corporate activities expense for the three months ended March 31, 2015 was primarily related to consulting and other transaction-related costs associated with acquisitions and costs related to a shareholder nomination and settlement agreement.

(B)

Income Taxes — The three months ended March 31, 2015 included a $1.6 million non-cash tax benefit related to deferred taxes associated with certain foreign intangibles.  This resulted in a $.08 per share non-recurring tax benefit.

(C)

Income (Loss) from Discontinued Operations — During the three months ended March 31, 2015, Viad recorded a loss from discontinued operations of $0.1 million due to legal fees related to previously sold operations.

On December 31, 2013, Glacier Park's concession contract with the Park Service to operate lodging, tour and transportation and other hospitality services for Glacier National Park expired. Upon completion of the contract term, Viad received cash payments in January 2014 totaling $25.0 million for the Company's possessory interest. This resulted in a pre-tax gain of $21.5 million and an after-tax gain of $15.2 million that was recorded as income from discontinued operations.

(D)	Income (Loss) per Common Share — Following is a reconciliation of net income (loss) attributable to Viad to net income (loss) allocated to Viad common shareholders:

	Three months ended March 31,
(in millions, except per share data)	2015	2014	$ Change	% Change

Net income (loss) attributable to Viad	$ (2.1)	$ 21.9	$ (23.9)	**
Less: Allocation to nonvested shares	-	(0.4)	0.4	**
Net income (loss) allocated to Viad common
shareholders	$ (2.1)	$ 21.5	$ (23.5)	**

Weighted-average outstanding common shares	19.7	19.9	(0.2)	-1.1%

Basic income (loss) per common share attributable
to Viad common shareholders	$ (0.10)	$ 1.08	$ (1.18)	**

** Change is greater than +/- 100 percent
Note - Certain amounts above may not foot due to rounding.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP MEASURES (NOTE A)
(UNAUDITED)

	Three months ended March 31,
(in millions)	2015	2014	$ Change	% Change
Income (loss) before other items:
Income (loss) from continuing operations
attributable to Viad	$ (1.9)	$ 9.3	$ (11.2)	**
Restructuring charges, net of tax	0.1	0.1	0.0	-24.3%
Acquisition-related costs and other non-recurring expenses, net of tax (B)	0.9	-	0.9	**
Favorable tax matters	(1.6)	(2.0)	0.5	-23.2%
Income (loss) before other items	$ (2.4)	$ 7.4	$ (9.8)	**

(per diluted share)
Income (loss) before other items:
Income (loss) from continuing operations
attributable to Viad	$ (0.10)	$ 0.46	$ (0.56)	**
Restructuring charges, net of tax	0.01	-	0.01	**
Acquisition-related costs and other non-recurring expenses, net of tax (B)	0.05	-	0.05	**
Favorable tax matters	(0.08)	(0.10)	0.02	-20.0%
Income (loss) before other items	$ (0.12)	$ 0.36	$ (0.48)	**

(in millions)
Adjusted EBITDA:
Net income (loss) attributable to Viad	$ (2.1)	$ 21.9	$ (23.9)	**
(Income) loss from discontinued operations	0.1	(12.6)	12.7	**
Interest expense	1.2	0.3	0.8	**
Income tax expense (benefit)	(3.2)	1.8	(5.0)	**
Depreciation and amortization	8.6	6.7	1.9	-27.7%
Adjusted EBITDA	$ 4.7	$ 18.2	$ (13.5)	-74.3%

Additional Prior Year Non-GAAP Measures:	2014
(per diluted share)	Q2	Q3	Q4	Full Year
Income (loss) before other items:
Income (loss) from continuing operations
attributable to Viad	$ 0.39	$ 1.53	$ (0.37)	$ 2.02
Restructuring charges, net of tax	0.04	0.01	-	0.05
Acquisition-related costs and other non-recurring expenses, net of tax (B)	0.01	0.07	0.22	0.29
Impairment charges, net of tax	0.03	-	-	0.03
Favorable tax matters	(0.02)	(0.50)	0.03	(0.59)
Income (loss) before other items	$ 0.45	$ 1.11	$ (0.12)	$ 1.80

		2014 Full Year
(in millions)		M&E	T&R	Viad Total
Adjusted Segment Operating Income, EBITDA and EBITDA Margin:
Revenue		$ 944.5	$ 120.5	$ 1,065.0
Segment operating income		31.7	28.1	59.9
Integration costs		0.8	-	0.8
Adjusted segment operating income		32.5	28.1	60.6
Segment depreciation		20.0	7.9	27.9
Segment amortization		2.4	0.4	2.7
Adjusted segment EBITDA		$ 54.9	$ 36.4	$ 91.3
Adjusted segment EBITDA margin		5.8%	30.2%	8.6%

** Change is greater than +/- 100 percent
Note - Certain amounts above may not foot due to rounding.

(A)

Income before other items, Adjusted EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Viad's operating performance and liquidity. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Viad's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP.

Forward−Looking Non−GAAP Financial Measures
The Company has also provided the following forward−looking non−GAAP financial measures: Adjusted Segment EBITDA, formerly referred to as "Segment EBITDA," and Adjusted Segment EBITDA Margin.  The Company does not provide reconciliations of these forward−looking non−GAAP financial measures to the most directly comparable GAAP financial measures because, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible, not all of the information necessary for quantitative reconciliations of these forward−looking non−GAAP financial measures to the most directly comparable GAAP financial measures are available to the Company without unreasonable efforts.  Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors.  It is probable that the forward−looking non−GAAP financial measures provided without the directly comparable GAAP financial measures may be materially different from the corresponding non−GAAP financial measures.

(B)

Acquisition-related costs and other non-recurring expenses include: acquisition integration costs (included in segment operating income); acquisition transaction-related costs (included in corporate activities expense), costs related to a shareholder nomination and settlement agreement (included in Q1 2015 corporate activities expense) and CEO transition costs (included in Q4 2014 corporate activities expense).

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP MEASURES
(UNAUDITED)

Organic - The term "organic" is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods.  The impact of exchange rate variances (or "FX Impact") is calculated as the difference between current period activity translated at the current period's exchange rates and the comparable prior period's exchange rates.  Management believes that the presentation of "organic" results permits investors to better understand Viad's performance without the effects of exchange rate variances or acquisitions.

Adjusted segment operating income (loss) and Adjusted Segment EBITDA - Adjusted segment operating income (loss) is calculated as segment operating income (loss) excluding acquisition integration costs, if any.  Adjusted segment EBITDA is calculated as adjusted segment operating income (loss) plus depreciation and amortization.  Adjusted Segment Operating Income and Adjusted Segment EBITDA are supplemental to results presented under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. Management believes  these measures are useful information to investors regarding Viad's results of operations for trending, analyzing and benchmarking the performance and value of Viad's business.  Management also believes that the presentation of adjusted segment EBITDA for acquisitions enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended March 31, 2015				Three months ended March 31, 2014
(in millions)	As Reported	Acquisitions(A)	FX Impact	Organic	As Reported	Acquisitions(A)	Organic

Viad Consolidated:
Revenue	$ 264.4	$ 14.1	$ (7.6)	$ 257.9	$ 285.6	$ -	$ 285.6

Segment operating income (loss)	$ (1.1)	0.8	0.2	(2.1)	13.4	-	13.4
Integration costs	0.4	0.4	-	-	-	-	-
Adjusted segment operating income (loss)	(0.7)	1.2	0.2	(2.1)	13.4	-	13.4
Segment depreciation	6.7	0.8	(0.2)	6.1	6.5	-	6.5
Segment amortization	2.0	1.9	(0.0)	0.1	0.3	-	0.3
Adjusted Segment EBITDA	$ 7.9	$ 3.9	$ (0.0)	$ 4.1	$ 20.1	$ -	$ 20.1

Adjusted segment operating margin	-0.3%	8.7%	-2.4%	-0.8%	4.7%		4.7%
Adjusted segment EBITDA margin	3.0%	27.6%	0.6%	1.6%	7.0%		7.0%

Marketing & Events Group:
Revenue	$ 256.9	$ 14.1	$ (6.7)	$ 249.5	$ 277.8	$ -	$ 277.8

Segment operating income (loss)	3.7	1.0	(0.2)	2.9	18.2	-	18.2
Integration costs	0.4	0.4	-	-	-	-	-
Adjusted segment operating income (loss)	4.1	1.4	(0.2)	2.9	18.2	-	18.2
Depreciation	5.1	0.7	(0.1)	4.5	5.0	-	5.0
Amortization	1.9	1.9	(0.0)	0.1	0.2	-	0.2
Adjusted Segment EBITDA	$ 11.1	$ 4.0	$ (0.3)	$ 7.5	$ 23.4	$ -	$ 23.4

Adjusted segment operating margin	1.6%	10.0%	2.9%	1.2%	6.5%		6.5%
Adjusted segment EBITDA margin	4.3%	28.1%	4.6%	3.0%	8.4%		8.4%

Marketing & Events Group - U.S.:
Revenue	$ 192.9	$ 7.3	$ -	$ 185.6	$ 221.4	$ -	$ 221.4

Segment operating income	2.6	1.4	-	1.3	15.9	-	15.9
Integration costs	0.1	0.1	-	-		-	-
Adjusted segment operating income	2.8	1.5	-	1.3	15.9	-	15.9
Depreciation	3.7	0.2	-	3.4	3.8	-	3.8
Amortization	1.0	1.1	-	(0.1)	0.1	-	0.1
Adjusted Segment EBITDA	$ 7.5	$ 2.8	$ -	$ 4.6	$ 19.7	$ -	$ 19.7

Adjusted segment operating margin	1.4%	20.3%		0.7%	7.2%		7.2%
Adjusted segment EBITDA margin	3.9%	38.4%		2.5%	8.9%		8.9%

Marketing & Events Group - International:
Revenue	$ 65.2	$ 6.8	$ (6.7)	$ 65.2	$ 58.7	$ -	$ 58.7

Segment operating income	1.0	(0.4)	(0.2)	1.6	2.3		2.3
Integration costs	0.3	0.3	-	-		-	-
Adjusted segment operating income	1.3	(0.1)	(0.2)	1.6	2.3	-	2.3
Depreciation	1.4	0.5	(0.1)	1.1	1.3	-	1.3
Amortization	0.9	0.8	(0.0)	0.1	0.1	-	0.1
Adjusted Segment EBITDA	$ 3.7	$ 1.2	$ (0.3)	$ 2.8	$ 3.7	$ -	$ 3.7

Adjusted segment operating margin	2.0%	-1.2%	2.9%	2.4%	3.9%		3.9%
Adjusted segment EBITDA margin	5.6%	17.0%	4.6%	4.3%	6.3%		6.3%

Travel & Recreation Group:
Revenue	$ 7.5	$ 0.0	$ (0.9)	$ 8.3	$ 7.8	$ -	$ 7.8

Segment operating income (loss)	(4.8)	(0.2)	0.4	(5.0)	(4.8)	-	(4.8)
Integration costs	-	-	-	-		-	-
Adjusted segment operating income (loss)	(4.8)	(0.2)	0.4	(5.0)	(4.8)	-	(4.8)
Depreciation	1.6	0.1	(0.1)	1.6	1.4	-	1.4
Amortization	0.1	0.0	(0.0)	0.1	0.1	-	0.1
Adjusted Segment EBITDA	$ (3.2)	$ (0.1)	$ 0.3	$ (3.4)	$ (3.3)	$ -	$ (3.3)

Adjusted segment operating margin	-64.4%	**	-42.9%	-60.0%	-61.5%		-61.5%
Adjusted segment EBITDA margin	-42.3%	**	-29.6%	-40.2%	-42.4%		-42.4%

(A) Acquisitions include onPeak (acquired October 2014) for M&E U.S., Blitz Communications (acquired September 2014) and N200 (acquired November 2014)
for M&E International, and the West Glacier Properties (acquired July 2014) for T&R.
** Greater than +/- 100 basis points
Note - Certain amounts above may not foot due to rounding.

Contact:
Carrie Long
Viad Corp
(602) 207-2681
IR@viad.com

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